Exhibit 99.1

Ventas, Inc.	111 S. Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

Contacts:	David J. Smith
(877) 4-VENTAS
VENTAS ANNOUNCES PRELIMINARY 2009 NORMALIZED FFO
RESULTS OF $2.67 TO $2.68 PER FULLY DILUTED SHARE
Preliminary Results Exceed Prior Guidance Range

CHICAGO, IL (January 26, 2010) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) announced today preliminary normalized Funds From Operations (“FFO”) results for the year ended December 31, 2009. These results are being referenced today by Chairman, President and Chief Executive Officer Debra A. Cafaro at the Jefferies 2010 Global Healthcare Services Conference in New York.
The Company said it expects to report 2009 normalized FFO in the range of $2.67 to $2.68 per diluted share, exceeding the Company’s previously announced guidance range of $2.62 to $2.65 per diluted share.
“Our diversified portfolio of high-quality healthcare and seniors housing assets delivered excellent cash flows during 2009, and occupancies in our 79 communities managed by Sunrise continued to trend positively during the fourth quarter,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “At year end, Ventas had strong liquidity and cash on hand, a great balance sheet and a hard-working team committed to delivering value to our stakeholders. We are well positioned as we begin a new year and a new decade.”
Net Operating Income after management fees (“NOI”) for the Company’s 79 communities that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) is expected to be $130 million to $131 million for 2009, exceeding the Company’s prior NOI guidance of $122 million to $129 million.
As previously disclosed, the Company will release its final fourth quarter and full-year 2009 results on Thursday, February 18, 2010 prior to the opening of trading. Its conference call will follow at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Consistent with past practices, the Company intends to provide its initial 2010 normalized FFO per share guidance at that time.
-MORE-

Ventas Announces Preliminary 2009 Normalized FFO Results
January 26, 2010

The Company’s normalized FFO excludes (a) gains and losses on the sales of assets, (b) merger-related costs and expenses, deal costs and expenses, and earnout payments, including expenses relating to the Company’s lawsuit against HCP, Inc., (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early debt retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits, and (e) the reversal of contingent liabilities.
A reconciliation of the Company’s preliminary 2009 normalized FFO results to the Company’s preliminary 2009 GAAP earnings is provided on a schedule attached to this press release. All amounts reported herein are preliminary estimates and are subject to change as the Company completes its year-end internal review and external audit procedures.
Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of properties located in 43 states and two Canadian provinces includes seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. More information about Ventas can be found on its website at www.ventasreit.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.
The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s operators, tenants, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2009 and for the year ending December 31, 2010; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon
-MORE-

Ventas Announces Preliminary 2009 Normalized FFO Results
January 26, 2010

default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its operators, tenants, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (u) the impact of any financial, accounting, legal or regulatory issues that may affect the Company’s major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.
-MORE-

Ventas Announces Preliminary 2009 Normalized FFO Results
January 26, 2010

Normalized FFO Per Share Reconciliation for the Year Ended December 31, 20091

	Preliminary
	Results
	For the Year
	Ended
	December 31, 2009
Net income attributable to common stockholders	$1.72	-	$1.74
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	0.84	-	0.84

FFO	2.56	-	2.58
Adjustments:
Income tax benefit/expense, gain/loss on extinguishment of debt and merger-related expenses and deal costs, net	0.11	-	0.10

Normalized FFO	2.67	-	2.68

Straight-lining of rental income and routine capital expenditures	(0.13)	-	(0.13)

FAD	$2.54	-	$2.55

1)	All amounts reported herein are preliminary estimates and are subject to change as the Company completes its year-end internal review and external audit procedures.
-END-